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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts", "Summary Financial and Operating Data" and "Selected Consolidated Financial Data" and to the use of our report dated February 23, 1996, in Amendments No. 1 and 2 to the Registration Statement (Form S-3 No. 333-10687) and related Prospectus of National TechTeam, Inc. for the registration of 3,450,000 shares of its common stock.


                                          /s/ Ernst & Young LLP


Detroit, Michigan
September 25, 1996